AMERICAN REPROGRAPHICS COMPANY POSTS
FINANCIAL RESULTS FOR THIRD QUARTER 2006

~ Revenue of $152.5 Million; Growth of 19.6% ~
~ Reports Net Income of $15.8 Million, or $0.35 per Diluted Share ~

GLENDALE, California (November 2, 2006) - American Reprographics Company (NYSE: ARP), the nation’s leading provider of reprographics services and technology today reported revenue for the third quarter of 2006 of $152.5 million, compared to $127.5 million in the third quarter of 2005, an increase of 19.6%.

Net income for the third quarter of 2006 was $15.8 million, or $0.35 per diluted share. This compares to net income for the third quarter of 2005 of $10.5 million, or $0.23 per diluted share, an increase of 49.8%.

Revenue for the first nine months of 2006 was $444.9 million, compared to $369.5 million for the same period in 2005, an increase of 20.4%. Net income for the first nine months of 2006 was $38.6 million, or $0.85 per diluted share compared to $57.5 million or $1.33 per diluted share for the same period in 2005. Adjusted to exclude the Louis Frey litigation charge in 2006 and to exclude the one-time $27.7 million income tax benefit in 2005 due to the Company’s reorganization in conjunction with its IPO in February 2005, net income for the first nine months of 2006 was $46.8 million compared to $29.4 million for the same period in 2005, an increase of 59.0%.

“We are pleased to have achieved another successful quarter for American Reprographics Company,” said S. “Mohan” Chandramohan, Chairman and CEO of the Company.“As we enter the last period of the year, which is traditionally subject to seasonality, we have every reason to believe that our performance will continue to be robust. The construction industry remains strong, especially in non-residential building where we focus the majority of our sales efforts, and we are executing well against our growth objectives.”

K. “Suri” Suriyakumar, President and COO, said,“In keeping with our expansion goals we added 14 new locations in the third quarter. We also landed a national, multi-disciplinary architecture/engineering firm as a new Premier Accounts client, made significant advances in increasing our on-site services revenue, and continued to build our revenue base in digital services.”

CFO Transition Announced

Mark Legg, the Company’s Chief Financial Officer, recently informed the Company of his plans to retire. In order to ensure a smooth change-over, Mr. Legg will remain in his position until a new Chief Financial Officer is identified and an effective transition has occurred.

“In his eight years with American Reprographics Company, Mark has been a strong contributor to our success, and has been a valued member of our management team,” said Mohan. “We thank Mark for everything he has contributed, and wish him the best in the future.”

The Company has begun the search for Mr. Legg’s replacement.

2006 Outlook

Based on current trends, American Reprographics Company continues to expect that full year 2006 revenue will be in the range of $585-$595 million and that earnings per share will be in the range of $1.27-$1.30 per share, on a diluted basis, excluding the Louis Frey litigation charge recorded in the second quarter of 2006.

Teleconference and Webcast

American Reprographics Company will host a conference call and audio webcast today at 2:00 p.m. Pacific time to discuss financial results for the third quarter ended September 30, 2006. The conference call can be accessed by dialing 800.320.2978 (Domestic) or 617.614.4923 (International). The passcode is “61067375.”

A replay of this call will be available for seven days. This replay can be accessed by dialing 617-801-6888. The required passcode for the replay is “29273660.”

A live webcast of this conference call can be accessed at the Company’s website at www.e-arc.com. An archive of the webcast will be available for approximately 90 days following the conclusion of the teleconference.

About American Reprographics Company

American Reprographics Company is the leading reprographics company in the United States providing business-to-business document management services to the architectural, engineering and construction, or AEC industries. The Company provides these services to companies in non-AEC industries, such as technology, financial services, retail, entertainment, and food and hospitality, which also require sophisticated document management services. American Reprographics Company provides its core services through its suite of reprographics technology products, a network of more than 200 locally-branded reprographics service centers across the U.S., and on-site at their customers’ locations. The Company’s service centers are arranged in a hub and satellite structure and are digitally connected as a cohesive network, allowing the provision of services both locally and nationally to more than 73,000 active customers.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements that fall within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 regarding future events and the future financial performance of the Company. Words such as "believe," "expect," "may," "anticipate" and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding favorable overall macroeconomic trends, positive trends in the architectural, engineering and construction industries including the non-residential building sector, our continuing to open new locations and entrance into new markets, our ability to continue to execute on the Company’s growth objectives, and 2006 revenue and earnings per share estimates. We wish to caution you that such statements are only predictions and actual results may differ materially as a result of risks and uncertainties that pertain to our business. These risks and uncertainties include, among others:

•	Future downturns in the architectural, engineering and construction industries could diminish demand for our products and services
•	Competition in our industry and innovation by our competitors may hinder our ability to execute our business strategy and maintain our profitability
•	Failure to anticipate and adapt to future changes in our industry could harm our competitive position
•
Failure to manage our acquisitions, including our inability to integrate and merge the business operations of the acquired companies, and failure to retain key personnel and customers of acquired companies could have a negative effect on our future performance, results of operations and financial condition

•	Dependence on certain key vendors for equipment, maintenance services and supplies, could make us vulnerable to supply shortages and price fluctuations
•
Damage or disruption to our facilities, our technology centers, our vendors or a majority of our customers could impair our ability to effectively provide our services and may have a significant impact on our revenues, expenses and financial condition

•	If we fail to continue to develop and introduce new services successfully, our competitive positioning and our ability to grow our business could be harmed.

The foregoing list of risks and uncertainties is illustrative but is by no means exhaustive. For more information on factors that may affect future performance, please review our SEC filings, specifically our annual report on Form 10-K for the year ended December 31, 2005, our final prospectus supplement dated April 5, 2006, and our quarterly report on Form 10-Q for the quarter ended June 30, 2006. These documents contain important risk factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. These forward-looking statements are based on information as of November 2, 2006, and except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements.

Non-GAAP Measures
This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission: EBITDA, EBIT, adjusted incremental tax provision, adjusted net income and adjusted earning per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. See Note 1 to “Non-GAAP Measures" included in this press release for further information.

Contacts:

David Stickney	Jason Golz
VP of Corporate Communications	Financial Dynamics
Phone: 925-949-5100	Phone: 415-439-4532
Email: dstickney@e-arc.com	Email: jason.golz@fd.com

2

American Reprographics Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)
(Unaudited)

	December 31,	September 30,
	2005	2006

Assets
Current assets:
Cash and cash equivalents	$22,643	$13,520
Restricted cash	-	7,497
Accounts receivable, net	71,062	92,317
Inventories, net	6,817	8,228
Deferred income taxes	4,272	9,664
Prepaid expenses and other current assets	6,425	6,452
Total current assets	111,219	137,678

Property and equipment, net	45,773	59,822
Goodwill	245,271	285,603
Other intangible assets, net	21,387	48,673
Deferred financing costs, net	923	948
Deferred income taxes	16,216	9,282
Other assets	1,573	1,641
Total assets	$442,362	$543,647

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$20,811	$24,351
Accrued payroll and payroll-related expenses	15,486	13,757
Accrued expenses	18,684	46,449
Current portion of long-term debt and capital leases	20,441	18,687
Total current liabilities	75,422	103,244

Long-term debt and capital leases	253,371	270,548

Total liabilities	328,793	373,792

Commitments and contingencies

Stockholders' equity:
Preferred stock, $.001 par value, 25,000,000 shares authorized; zero and zero shares issued and outstanding	—	—
Common stock, $.001 par value, 150,000,000 shares authorized; 44,598,815 and 45,262.030, shares issued and outstanding	44	45
Additional paid-in capital	56,825	74,072
Deferred stock-based compensation	(1,903)	(1,348)
Retained earnings	58,561	97,119
Accumulated other comprehensive income	42	(33)
Total stockholders' equity	113,569	169,855
Total liabilities and stockholders' equity	$442,362	$543,647

American Reprographics Company
Consolidated Statements of Operations
(Dollars in thousands, except per share data)
(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2006	2005	2006

Reprographics services	$94,730	$111,176	$277,133	$330,652
Facilities management	21,577	25,814	61,825	73,437
Equipment and supplies sales	11,180	15,548	30,555	40,778
Total net sales	127,487	152,538	369,513	444,867
Cost of sales	74,965	85,531	215,012	251,686
Gross profit	52,522	67,007	154,501	193,181
Selling, general and administrative expenses	28,315	34,516	83,336	99,113
Litigation reserve	-	-	-	11,262
Amortization of intangible assets	603	1,574	1,418	3,227
Income from operations	23,604	30,917	69,747	79,579
Other income (expense), net	63	(358)	287	442
Interest expense, net	(6,131)	(5,810)	(20,649)	(17,270)
Income before income tax provision (benefit)	17,536	24,749	49,385	62,751
Income tax provision (benefit)	7,018	8,993	(8,079)	24,193
Net income	$10,518	$15,756	$57,464	$38,558

Earnings per share:
Basic	$0.24	$0.35	$1.37	$0.86
Diluted	$0.23	$0.35	$1.33	$0.85

Weighted average common shares outstanding:
Basic	44,170,226	45,177,627	42,080,404	44,923,884
Diluted	45,014,364	45,663,040	43,058,179	45,483,702

American Reprographics Company
Non-GAAP Measures
Reconciliation of Net Income to EBIT and EBITDA
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006

Net income	$10,518	$15,756	$57,464	$38,558
Interest expense, net	6,131	5,810	20,649	17,270
Income tax provision (benefit)	7,018	8,993	(8,079)	24,193

EBIT	23,667	30,559	70,034	80,021
Depreciation and amortization	5,018	7,461	13,907	19,467

EBITDA	$28,685	$38,020	$83,941	$99,488

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2006	2005	2006

Net income	$10,518	$15,756	$57,464	$38,558
Litigation reserve		--		11,262
Interest expense due to litigation reserve		204		2,481
Income tax benefit due to litigation reserve		(82)		(5,497)
Income tax benefit due to reorganization	--	--	(27,701)	--
Unaudited adjusted incremental income tax provision	--	--	(333)	--
Unaudited adjusted net income	$10,518	$15,878	$29,430	$46,804

Earning Per Share (Actual):
Basic	$0.24	$0.35	$1.37	$0.86
Diluted	$0.23	$0.35	$1.33	$0.85

Earning Per Share (Adjusted):
Basic	$0.24	$0.35	$0.70	$1.04
Diluted	$0.23	$0.35	$0.68	$1.03

Weighted average common shares outstanding:
Basic	44,170,226	45,177,627	42,080,404	44,923,884
Diluted	45,014,364	45,663,040	43,058,179	45,483,702

See Note 1 for additional information regarding non-GAAP measures.

Note 1. Non-GAAP Measures

EBIT and EBITDA and related ratios presented in this report are supplemental measures of our performance that are not required by or presented in accordance with GAAP. These measures are not measurements of our financial performance under GAAP and should not be considered as alternatives to net income, income from operations, or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating, investing or financing activities as a measure of our liquidity.

EBIT represents net income before interest and taxes. EBITDA represents net income before interest, taxes, depreciation and amortization. EBIT margin is a non-GAAP measure calculated by subtracting depreciation and amortization from EBITDA and dividing the result by net sales. EBITDA margin is a non-GAAP measure calculated by dividing EBITDA by net sales.

We present EBIT and EBITDA and related ratios because we consider them important supplemental measures of our performance and liquidity. We believe investors may also find these measures meaningful, given how our management makes use of them. The following is a discussion of our use of these measures.

We use EBIT to measure and compare the performance of our divisions. We operate our divisions as separate business units but manage debt and taxation at the corporate level. As a result, EBIT is the best measure of divisional profitability and the most useful metric by which to measure and compare the performance of our divisions. We also use EBIT to measure performance for determining division-level compensation and use EBITDA to measure performance for determining consolidated-level compensation. We also use EBITDA as a metric to manage cash flow from our divisions to the corporate level and to determine the financial health of each division. As noted above, because our divisions do not incur interest or income tax expense, the cash flow from each division should be equal to the corresponding EBITDA of each division, assuming no other changes to a division's balance sheet. As a result, we reconcile EBITDA to cash flow monthly as one of our key internal controls. We also use EBIT and EBITDA to evaluate potential acquisitions and to evaluate whether to incur capital expenditures.

EBIT, EBITDA and related ratios have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•	They do not reflect our cash expenditures, or future requirements for capital expenditures and contractual commitments;
•	They do not reflect changes in, or cash requirements for, our working capital needs;
•	They do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments on our debt;
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

•	Other companies, including companies in our industry, may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, EBIT, EBITDA, and related ratios should not be considered as measures of discretionary cash available to us to invest in business growth or to reduce our indebtedness. We compensate for these limitations by relying primarily on our GAAP results and using EBIT and EBITDA only as supplements.

We have presented adjusted net income and adjusted earnings per share for the three and nine months ended September 30, 2006 to reflect the exclusion of the one-time litigation charge related to the Louis Frey bankruptcy litigation. This presentation facilitates a meaningful comparison of the Company's operating results for the three and nine months ended September 30, 2006 to the same period in 2005, excluding a one-time income tax benefit taken in February of 2005.

American Reprographics Company
Consolidated Statements of Cash Flows
(Dollars in thousands)
(Unaudited)

	Nine Months Ended
	September 30,
	2005	2006
Operating activities
Net income	$57,464	$38,558
Adjustments to reconcile net income to net cash provided by operating activities:
Accretion of yield on preferred equity	449	-
Allowance for doubtful accounts	1,052	103
Reserve for inventory obsolescence	76	(14)
Depreciation	12,489	16,240
Amortization of intangible assets	1,418	3,227
Amortization of deferred financing costs	1,212	294
Deferred income taxes	(24,982)	(1,334)
Write-off of deferred financing costs	1,683	117
Stock based compensation	449	1,454
Changes in operating assets and liabilities, net of effect of business acquisitions:
Accounts receivable	(7,150)	(13,755)
Inventory	211	909
Prepaid expenses and other assets	1,676	507
Accounts payable and accrued expenses	(3,460)	26,274
Net cash provided by operating activities	42,587	72,580

Investing activities
Capital expenditures	(3,376)	(6,043)
Payments for businesses acquired, net of cash acquired and including other cash payments associated with the acquisitions	(16,299)	(59,179)
Restricted cash	-	(7,460)
Other	(35)	(203)
Net cash used in investing activities	(19,710)	(72,885)

Financing activities
Proceeds from initial public offering, net of underwriting discounts	92,690	-
Proceeds from stock option exercises	1,036	1,807
Proceeds from issuance of common stock under ESPP	1,956	290
Direct costs of initial public offering	(1,487)	-
Excess tax benefit related to stock options exercised	-	3,591
Redemption of preferred units	(28,263)	-
Proceeds from borrowings under debt agreements	13,000	41,000
Payments on long-term debt under debt agreements	(94,204)	(55,071)
Payment of loan fees	(359)	(435)
Member distributions	(8,244)	-
Net cash used in financing activities	(23,875)	(8,818)
Net decrease in cash and cash equivalents	(998)	(9,123)
Cash and cash equivalents at beginning of period	13,826	22,643
Cash and cash equivalents at end of period	$12,828	$13,520
Noncash investing and financing activities:
Capital lease obligations incurred	$9,191	$17,339
Issuance of subordinated notes in connection with the acquisition of businesses	$8,230	$11,432
Stock issued for acquisition	-	$8,500
Change in fair value of derivatives	($152)	($100)